Registration No. 333-______
                                                           Filed April 1, 2004

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              _________________

                                  FORM S-8

                            REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                              _________________

                        NewAlliance Bancshares, Inc.
______________________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)

                                 Delaware
______________________________________________________________________________
       (State or Other Jurisdiction of Incorporation or Organization)

                              (applied for)
______________________________________________________________________________
                   (I.R.S. Employer Identification No.)

195 Church Street
New Haven, CT                                                     06510
______________________________________________________________________________
(Address of Principal Executive Offices)                       (Zip Code)

                   NewAlliance Bank 401(k) Savings Plan
______________________________________________________________________________
                        (Full Title of the Plans)


                                             Copies to:
Peyton R. Patterson                      Philip R. Bevan, Esq.
President and Chief Executive Officer    D. Max Seltzer, Esq.
NewAlliance Bancshares, Inc.             Elias, Matz, Tiernan & Herrick L.L.P.
195 Church Street                        734 15th Street, N.W.
New Haven, Connecticut 06510             Washington, D.C. 20005
(203) 789-1111                           (202) 347-0300
______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)



                      CALCULATION OF REGISTRATION FEE

______________________________________________________________________________
Title of                         Proposed        Proposed
Securities      Amount           Maximum         Maximum         Amount of
to be           to be            Offering Price  Aggregate       Registration
Registered      Registered(1)    Per Share       Offering Price  Fee
______________________________________________________________________________

Common Stock,
par value $.01
per share       1,000,000 shares $13.81(1)       $13,810,000      $1,749.73



(1) The 1,000,000 shares of Common Stock represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to The NewAlliance Bank 401(k) Plan ("Savings Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Savings Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the Savings Plan is equal to the estimated book value per share as of December 31, 2003 based upon an assumed 102,493,750 shares* being outstanding and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                   __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.



     ___________________

     *Number is equal to number of shares issued in the conversion. It does not reflect the number of shares to be contributed to the NewAlliance Foundation or shares issued in the acquisition of Alliance Bancorp of New England, Inc.

                                  PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.

                                 PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's prospectus and prospectus supplement (collectively, the "Prospectus"), dated February 9, 2004, filed pursuant to Rule 424(b) under the Securities Act (file No. 333-109266) with the Commission on February 17, 2004;

          (b) The Company's Annual Report on Form 10-K for the year ended December 31, 2003 as filed on March 30, 2004 (File No. 000-50610);

          (c)  The description of the Common Stock of the Company contained in
               Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on February 27, 2004 (File No. 000-50610); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Eleventh Article of the Registrants Certificate of Incorporation provides as follows:

     ELEVENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article ELEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation:

     B. The right to indemnification conferred in Section A of this Article ELEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Section B of this Article ELEVENTH or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article ELEVENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article ELEVENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article ELEVENTH or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article ELEVENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     G. Notwithstanding any other provision set forth in this Article ELEVENTH, in no event shall any payments made by the Corporation pursuant to this Article ELEVENTH exceed the amount permissible under applicable state or federal law.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     No.    Exhibit                                      Page
     ---    -------                                      ----

     4      Common Stock Certificate*                    --
     23.1   Consent of PricewaterhouseCoopers LLP        E-1
     23.2   Consent of Deloitte & Touche LLP             E-2
     23.3   Consent of KPMG LLP                          E-3
     24     Power of attorney for any subsequent         --
            amendments is located in the signature pages
_______________
* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-109266) filed with the Commission on September 30, 2003, as amended.

     (b)  The Savings Plan will be submitted to the Internal Revenue Service
(IRS) in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the Savings Plan under the Internal Revenue Code and had made or will make all changes required by the IRS in order to qualify, or continue the qualification of, the Savings Plan.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(i) and (ii) do not apply if
the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, State of Connecticut, on this 31st day of March 2004.

                         NewAlliance Bancshares, Inc.


                         By:  /s/Peyton R. Patterson
                              ---------------------------
                              Peyton R. Patterson
                              Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Peyton R. Patterson, Merrill B. Blanksteen and Gail Brathwaite his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


        Name                         Title                         Date
----------------------   ----------------------------       ----------------


/s/Peyton R. Patterson   Chairman, President and              March 31, 2004
----------------------   Chief Executive Officer
Peyton R. Patterson      (principal executive officer)


/s/Merrill B. Blanksteen Executive Vice President             March 31, 2004
------------------------ and Chief Financial Officer
Merrill B. Blanksteen    (principal financial officer)



/s/Roxanne J. Coady      Director                             March 31, 2004
-------------------
Roxanne J. Coady


        Name                         Title                         Date
----------------------   ----------------------------       ----------------

/s/John F. Croweak       Director                            March 31, 2004
------------------
John F. Croweak

/s/Richard J. Grossi     Director                            March 31, 2004
--------------------
Richard J. Grossi

/s/Robert J. Lyons, Jr.  Director                            March 31, 2004
-----------------------
Robert J. Lyons, Jr.

/s/Julia M. McNamara     Director                            March 31, 2004
--------------------
Julia M. McNamara

/s/Gerald B. Rosenberg   Director                            March 31, 2004
----------------------
Gerald B. Rosenberg

/s/Robert N. Schmalz     Director                            March 31, 2004
--------------------
Robert N. Schmalz

/s/Cornell Scott         Director                            March 31, 2004
----------------
Cornell Scott

/s/Nathaniel D. Woodson  Director                            March 31, 2004
-----------------------
Nathaniel D. Woodson

/s/Joseph A. Zaccagnino  Director                            March 31, 2004
-----------------------
Joseph A. Zaccagnino



     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, State of Connecticut, on March 31, 2004.


                              NEWALLIANCE BANK 401(k)
                              SAVINGS PLAN



                         By:  /s/Peyton R. Patterson
                              --------------------------------------
                              Peyton R. Patterson, on behalf of the
                              Compensation Committee of the Board of
                              NewAlliance Bank as the Plan Administrator